Exhibit 99.1

Consolidated financial statements of
Variperm Holdings Ltd.

December 31, 2022 and 2021

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors of Variperm Holdings Ltd.

Opinion
We have audited the consolidated financial statements of Variperm Holdings Ltd. and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of earnings and retained earnings, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the "financial statements").
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with Accounting Standards for Private Enterprises in Canada.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
As discussed in Note 1 to the financial statements, the Company prepares its financial statements in accordance with Accounting Standards for Private Enterprises in Canada, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with Accounting Standards for Private Enterprises in Canada, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte LLP
Chartered Professional Accountants
Calgary, Canada
March 13, 2024

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
Variperm Holdings Ltd. (the "Company") was established as a Canadian corporation incorporated under the Business Corporations Act of Alberta on January 20, 2014. The Company, through its wholly owned subsidiaries, Variperm Energy Services Inc., 2357835 Alberta Ltd., and Pacific Perforating Inc., provides sand control and related downhole products and services to the oilfield and agricultural industries in Western Canada as well as California, USA.
1.    Accounting policies
Basis of presentation
The consolidated financial statements have been prepared in accordance with accounting standards for private enterprises ("ASPE") in Canada and include the consolidated financial position, results of operations, and cash flows of the Company and its wholly owned subsidiaries. All intercompany balances, transactions and profits have been eliminated.
Change in accounting policy
Effective January 1, 2022, the Company has adopted the amendments to Handbook Section 3400, Revenue (“Section 3400”), which provided additional guidance relating to the accounting for multiple elements of a contract, percentage of completion, determination of principal or agent, and bill and hold transactions.
The application of this amendment does not have an impact on the Company’s financial statements.
Principles of consolidation
The consolidated financial statements comprise the accounts of the Company and its subsidiaries.
The Company’s subsidiaries are those entities over which the Company has control and has the right and ability to obtain future economic benefits, and is exposed to the related risks. Control is the continuing power to determine the strategic operating, investing and financing policies of the other entity without the co-operation of others, and may be achieved through voting rights, contractual rights, potential voting rights or a combination thereof.
Use of estimates
The preparation of financial statements in conformity with ASPE requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Key components of the consolidated financial statements requiring management to make estimates include the net realizable value of inventories, the useful life of long-lived assets, the potential impairment of goodwill and indefinite-life intangible assets, income taxes, the fair value of certain financial instruments and liabilities under legal contingencies. Actual results could differ from these estimates.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
1.    Accounting policies (continued)
Financial instruments
The Company's financial instruments recognized in the balance sheet consists of accounts receivable, short-term borrowings, accounts payable and accrued liabilities, and amounts due to Variperm Energy Services Partnership, a shareholder of the Company. Financial instruments are recorded at fair value when acquired or issued. All other financial instruments are reported at amortized cost, and tested for impairment when there are indications of possible impairment. A previously recognized impairment loss may be reversed to a maximum of the original impairment. The amount of the write-down and any subsequent reversal is recognized in income in the period realized. Transaction costs on the acquisition, sale, or issue of financial instruments which are subsequently measured at fair value, are expensed when incurred. Transaction costs on the acquisition, sale or issue of all other financial instruments are added to or netted with the cost and are recognized straight-line over the expected life of the instrument.
Cash and cash equivalents
Cash and cash equivalents consist of cash on deposit in banks, cash on hand and borrowings of a short-term nature through revolving bank facilities.
Inventories
Inventories are valued at the lower of cost and market. Work in progress cost consists of direct material and labour. Direct material cost is determined on a first-in, first-out basis. Market is defined as net realizable value.

Property and equipment
Property and equipment are recorded at cost. Repairs and maintenance expenditures that do not extend the useful life or improve the efficiency of the asset are expensed. Depreciation is provided by the Company at rates determined to depreciate the cost of the assets over their estimated useful lives as follows:

Equipment	10 years straight line
Rental tools	20 years straight line
Automative	5 years straight line
Office equipment	5 years straight line
Leasehold improvements	Over the term of the lease

Intangible assets
Intangible assets are trade names and are recorded at cost, which have an indefinite life and therefore are not amortized.
Goodwill
The excess cost of assets acquired over the fair value of the identifiable assets acquired is recorded as goodwill. The value of goodwill of individual reporting units is assessed when events occur which indicate that there may have been impairment in the value. Goodwill is assessed by comparing the fair value of a reporting unit to the carrying value of its net assets. Where carrying value exceeds fair value, the carrying value is written down to equal fair value. Fair value of a reporting unit is determined by reference to discounted cash flow estimates, or other methods such as reference to recent market transactions involving similar assets.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
1.    Accounting policies (continued)
Long-lived assets
When events indicate that a decrease in the net recoverable value of long-lived assets, which include property and equipment and intangible assets, may have occurred, management assesses the carrying value for indications of impairment. Impairment is tested by comparing the carrying value of the asset to its net recoverable value, the carrying value is written down to equal net recoverable value. The net recoverable value is determined by reference to cash flow estimates. There is no impairment for the years ended December 31, 2022 or 2021.
Income taxes
The Company uses the future tax method of accounting for income taxes. Under this method, temporary differences arising between the tax basis of an asset or liabilities and its carrying amount on the balance sheet are used to calculate the future income tax liabilities or assets. Future income tax liabilities or assets are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse.
Revenue recognition
Revenue from slotting, seaming, wire-wrap, punch screen, flow control and machining is recognized when the service or product is complete and control is transferred to the customer where contractual arrangements permit, otherwise recognition occurs when products are shipped. All revenues are recognized only when evidence of an arrangement exists, the sales price is fixed or determinable and collectability is reasonably assured.
Any advance payment that the Company receives for products that are to be delivered in the future is deferred on the balance sheet until such time that the product is completed and shipped.
Stock-based compensation
The Company has a stock-based compensation plan described in Note 9. The fair value method of accounting is applied for awards and options awarded to directors, officers, employees and providers of service. Compensation is recorded based on the estimated fair value of the option on the grant date. Consideration paid on the exercise of options is recorded as contributed capital. Forfeitures are accounted for as an adjustment to expense when incurred.
Foreign currency translation
The consolidated financial statements of the Company are reported in Canadian dollars. One of the Company’s subsidiaries uses the US dollar as their measurement currency which is translated into Canadian dollars on consolidation using the temporal method. The subsidiary is considered to be a fully integrated foreign operation. Monetary assets and liabilities denominated in foreign currencies are translated to Canadian dollars at the exchange rate prevailing at the consolidated balance sheet date. Non-monetary items are translated at the exchange rate prevailing on the transaction date. Income and expenses are translated at the average exchange rate prevailing during the period in which the transactions take place. Unrealized gains and losses arising from foreign currency translation are included in the consolidated statements of earnings and retained earnings.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
1.    Accounting policies (continued)
Employee benefit plan
The Company has a defined contribution RRSP plan that all employees can participate in. Employer contributions to the plan are expensed as employees earn the entitlement and contributions are made. Under the plan, the Company matches individual contributions up to a specified percentage of employee's compensation. The total expense under the defined contribution plan was $259,024 ($90,263 in 2021).
Government programs
In response to the COVID-19 pandemic, Governments within Canada and the United States enacted multiple programs to help people and businesses manage their way through the pandemic. The following programs had an impact on the Company:
The federal government’s Canada Emergency Wage Subsidy (“CEWS”) is a wage subsidy program administered through employers with the goals of keeping employees on company payrolls and avoiding layoffs and terminations, helping to ensure that government run benefit programs were not overwhelmed and getting workers income in a timely fashion. The Company was eligible for $nil in 2022 ($809,943 in 2021) through the CEWS program which has been recorded as a reduction of wage expense.
The federal government's Canada Emergency Rent Subsidy (“CERS”) is a rent subsidy program designed to assist businesses who have seen a drop in revenue during the COVID-19 pandemic continue to meet their rent obligations. The Company was eligible for $nil in 2022 ($189,914 in 2021) through the CERS program. The Company has elected to use the practical expedient to record these funds and has recorded them as a reduction of rent expense.
All government program amounts are subject to audit from the Canada Revenue Agency (“CRA”) and as the Legislation on the programs is new, it is unknown how the CRA may interpret the Law and whether that interpretation may have an impact on the amounts recorded in these financial statements or on the Company in the future.
Business combination
Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value and represents the sum of the assets transferred, liabilities incurred to former owners and equity interests issued to them at the acquisition date, in exchange for control of the business. Any liability arising from a contingent consideration arrangement is measured at its acquisition-date fair value and included in the consideration transferred. Identifiable assets acquired and liabilities assumed are initially measured at their acquisition-date fair values, with limited exceptions. Acquisition-related costs, other than those related to the issuance of debt or equity securities, are expensed when incurred.
2.    Business acquisition
On July 23, 2021 the Company acquired the net assets of RGL Reservoir Management (“RGL”) and Pacific Perforating Inc. (“PPI”) for total non-cash consideration of $28,775,399. The purchase price was settled by the issuance of 2,683,334 Class B common shares, representing a 46% interest in the Company.
The acquisition was accounted for as a business combination using the acquisition method whereby the net assets acquired and the liabilities assumed are recorded at fair value. The purchase price allocation is based on management’s best estimates of fair values of RGL’s and PPI’s assets and liabilities as at July 23, 2021.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
2.    Business acquisition (continued)
The purchase prices have been allocated as follows on July 23, 2021:
The fair values of cash, accounts receivable, inventories, prepaid expenses, and accounts payable and accrued liabilities approximate their carrying values due to the short-term maturity of the instruments. The fair value of property and equipment was determined using a third-party appraisal report.
3.    Prepaid expenses and deposits
4.    Inventories
Inventories expensed in direct costs for the year were $72,716,930 ($31,146,570 in 2021).

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
5.    Property and equipment
Assets under construction include equipment purchased but not yet installed or put into operation at year-end.
6.    Intangible assets

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
7.    Short term borrowings
The Company has available an operating loan facility authorized to $30,000,000 CAD or $22,815,510 USD, in the form of a demand revolving loan which bears interest at prime plus 0.60% and US base rate plus 0.60% respectively. The prime rate ranged from 2.45% to 6.45% in 2022 and it was 2.45% in 2021. The US base rate ranged from 3.25% to 7.5% in 2022 and it was 3.25% in 2021. The amounts drawn are in CAD and USD, and are repayable in that currency. The facility was set to mature March 21, 2023 but was extended to September 30, 2024 subsequent to year-end. The Company was in compliance with all covenants and conditions for 2022 and 2021.
8.    Accounts payable and accrued liabilities
9.    Future income taxes
The Company uses the future income tax method to determine future income tax on temporary differences between the carrying amounts of assets and liabilities on the consolidated financial statements and their respective tax bases. Future income tax is calculated using the enacted or substantively enacted tax rates that are expected to apply in the period when the liability is settled or the asset is realized. If expected tax rates change, future income taxes are adjusted to the new rates.
At December 31, 2022, the Company had cumulative loss carryforward of $nil (2021 – $205,595) available to reduce future taxable income. During the year ended December 31, 2022, the Company used $205,595 of loss carryforwards ($986,106 in 2021)
The composition of the net future tax liability consists of:
The movement in the future tax liability account is as follows:

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
10.    Share capital
Authorized
Unlimited Common shares, issuable in series
Issued

#	$
Class A common shares		
January 1, 2021	3,150,001	27,750,010
Return of capital	—	(3,990,491)
December 31, 2021	3,150,001	23,759,519
Return of capital	—	(17,271,906)
December 31, 2022	**3,150,001**	**6,487,613**
Class B common shares		
January 1, 2021	—	—
Issued in business acquisition (Note 2)	2,683,334	28,775,399
December 31, 2021	2,683,334	28,775,399
Return of capital	—	(14,713,106)
December 31, 2022	**2,683,334**	**14,062,293**
Class C common shares		
January 1, 2021	—	—
Return of capital	—	—
December 31, 2021	—	—
Issued through stock awards	4,375	46,900
December 31, 2022	**4,375**	**46,900**
	5,837,710	**20,596,806**

Any distributions, either by way of dividend or return of capital, are recorded when declared and approved by the Board of Directors. During the year ended December 31, 2022, a dividend of $nil was paid on the common shares ($nil in 2021).
The Company has established a stock option plan for directors, officers and key employees. The Board of Directors may periodically designate which directors, officers and employees of the Company are to be granted options. The terms and conditions are determined by the Board of Directors and are issued with the exercise price being equal to estimated fair value of the Company's units at the time of issue, expire 10 years from the issue date and vest over 4 years.
Details of the option agreements outstanding are as follows:

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
10.    Share capital (continued)
During the year 44,500 options were granted to employees (45,000 in 2021) and no (nil in 2021) options were forfeited. Compensations costs of $249,500 ($137,423 in 2021) determined using the calculated value method were charged to net earnings in the current year. Assumptions under the fair value method for the year were a risk free rate between 0.68% and 3.66%, expected life of the options of 10 years, a 0% forfeiture rate, a volatility rate of 46% and no expected dividends. The Company recognizes compensation costs on a straight-line basis.
Changes to contributed surplus relating to these costs are as follows:
On September 1, 2021 the Company granted two employees stock awards. A total of 17,500 Class C common shares were awarded to these employees, which will vest over four years. On each anniversary of the agreement, providing that the employees still work for the Company, 4,375 shares will be issued. During the 2022 year 4,375 (nil in 2021) of these stock awards were issued with a value of $46,900. Dividends on these stock awards paid during the year were $14,989 (nil in 2021).
Included in the stock based compensation expense on the face of the income statement is the expense for both the stock options of $249,500, and the stock awards of $46,900.
11.    Commitments and contingencies
(i)    The Company has various operating lease commitments with minimum payments of: $2,253,826 in 2023, $2,065,503 in 2024, $1,497,979 in 2025, $656,705 in 2026, and $20,000 in 2027
(ii)    The Company, through performance of its services and product sales obligations, is sometimes named as a defendant in litigation. The Company maintains a level of insurance coverage deemed appropriate by management and for matters for which insurance coverage can be maintained.
(iii)    The Company is a party to two legal proceedings. Although the ultimate result of the legal proceedings cannot be predicted with certainty, it is the opinion of the Company’s management that the outcome of these claims will not have a material effect on the financial position of the Company, its cash flows or net earnings.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
12.    Risk management activities
The Company is exposed to financial risks that are managed as follows:
Credit risk
Accounts receivable include balances from a large number of customers. The Company assesses the credit worthiness of its customers on an on-going basis as well as monitoring the amount and age of balances outstanding. Accordingly, the Company views the credit risk associated with these amounts as normal for the industry. Primarily all of the Company's trade receivables are from customers in or related to the oil and gas industry. At year-end, four customers (three in 2021) accounted for 55% (60% in 2021) of trade accounts receivable. As at December 31, 2022, the Company had an allowance for doubtful accounts of $nil on outstanding trade receivables ($nil in 2021).
Interest rate risk
Interest rate risk refers to the consequences of interest rate changes on the Company's cash flow, financial position and earnings. The risk relates primarily to the Company's short-term borrowings financed at floating rates of interest. Management monitors interest rate trends and will fix rates or enter into hedging transactions as deemed necessary. No derivative financial instruments for hedging purposes are outstanding at year-end. Based on the outstanding balance at year-end, if prime changed by 1%, it would impact earnings by $123,000.
Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its obligations associated with financial liabilities. Cash flow from operations provides a substantial portion of the Company's cash requirements. Additional cash requirements are met with the use of the available credit facilities. The available credit facility provides flexibility in the short-term to meet operational needs and bridge long-term financing.
Currency risk
Currency risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company has currency risk relating to purchases and sales of product in foreign currencies. Management monitors the prevailing exchange rates and has the ability to enter into derivative contracts to attempt to mitigate currency risk if deemed appropriate. At year end the Company has no forward contracts in place.
Market risk
The Company's primary customer base is involved in the oil and gas sector in Western Canada and as such the Company's revenues are exposed to fluctuations in prices for natural gas, crude oil and natural gas liquids. Commodity prices are affected by many factors including supply, demand and the Canadian and U.S. dollar exchange rate.
Insurance
The Company purchases discretionary insurance to cover property damage, business interruption and liability risk of loss exposure.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
13.    Related parties
The Company rents property from Nurco Holdings Ltd. which is owned by James Nurcombe (Company’s Founder and Chairman). These transactions were made in the normal course of business and have been recorded at the exchange amounts. The amount paid for rent was $480,630 for the year ended 2022 ($480,630 in 2021).
Amounts due to Variperm Energy Services Inc., a shareholder of the Company, are non-interest bearing with no fixed terms of repayment.
14.    Reconciliation to United States generally accepted accounting principles
These consolidated financial statements for years ended December 31, 2022 and 2021 have been prepared in accordance with ASPE which differs in certain respects from generally accepted accounting principles in the United States (“U.S. GAAP”). These consolidated financial statements are reported in Canadian dollars and the effects of price level changes and foreign currency translations are not considered in this reconciliation.
The following is a summary of material adjustments to net earnings for the years ended December 31, 2022 and 2021 and shareholders’ equity as of December 31, 2022 and 2021, necessary to reconcile those to net earnings and shareholders’ equity determined in accordance with U.S. GAAP.
Reconciliation of net earnings under ASPE to U.S. GAAP
Reconciliation of shareholders’ equity under ASPE to U.S. GAAP

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2022 and 2021
14.    Reconciliation to United States generally accepted accounting principles (continued)
Operating leases
In these consolidated financial statements, lease rentals related to operating leases were recognized in net earnings over the lease term on a straight-line basis. No assets or liabilities were recognized on the balance sheet.
Under U.S. GAAP, assets and liabilities are recognized on the balance sheet for the rights and obligations created by operating leases and the operating lease expense is recognized on a straight-line basis over the term of the lease.
Consolidated statements of cash flows
In respect of the adjustments above, the differences between cash flows reported in the consolidated statements of cash flows in accordance with ASPE versus that under U.S. GAAP is a reduction of operating cash flows and an increase in financing cash flows in the amount of $126,721 for the year ended December 31, 2022, and $104,756 for the year ended December 31, 2021.
Aside from the above, there are no material differences between cash flows reported in the consolidated statements of cash flows under ASPE and the consolidated statements of cash flows prepared in accordance with U.S. GAAP.
15.    Subsequent events
On November 1, 2023 a purchase agreement was entered into to sell all the shares of the Company to a company whose shares are traded on the New York Stock Exchange. The transaction closed on January 4, 2024.
Subsequent to December 31, 2022, the directors of the Company approved a distribution of $36,000,000, consisting of $16,585,716 of return of capital and $19,414,284 of dividends to shareholders.